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Exhibit 5.2

CONSENT OF FRASER MILNER CASGRAIN LLP

We hereby consent to the reference to our opinion under "Eligibility for Investment" and the reference of our name in the section "Legal Matters" in the Registration Statement on Form F-10 of IAMGOLD Corporation filed on March 9, 2009. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933, as amended, or the rules and regulations thereunder.

Toronto, Canada Date: March 9, 2009
/s/ FRASER MILNER CASGRAIN LLP Fraser Milner Casgrain LLP

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  Exhibit 5.2
CONSENT OF FRASER MILNER CASGRAIN LLP